CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111860) of NIKE, Inc. of our report dated November 22, 2013 relating to the financial statements of the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

November 22, 2013